Exhibit 10.16
NOTICE PERIOD POLICY
     Piper Jaffray & Co. requires that employees holding the Vice President, Principal, and Managing Director title in the revenue-generating business areas, and all members of the Company’s Management Committee, must provide 30 or 60 calendar days’ written notice to Piper Jaffray if they plan to terminate their employment voluntarily. Specifically, 30 days’ notice will be required for employees holding the title of Vice President, and 60 days’ notice will be required for employees holding the title of Principal and Managing Director. During this 30- or 60-calendar-day period, the individuals who have given notice will continue to be employees of Piper Jaffray and may be required to continue to perform certain job responsibilities and/or transition their job responsibilities. In addition, they will continue to receive their base salaries and participate in all benefit plans corresponding to employees at their level. Piper Jaffray may require that they do not come to work during the notice period. In no event, however, may the employees perform any services for any other employer during the notice period. Piper Jaffray may exercise its sole discretion to shorten the notice period in which case the notice period will last for the number of days determined by Piper Jaffray.
AGREEMENT TO NOTICE PERIOD POLICY TO BE SIGNED BY MANAGEMENT COMMITTEE MEMBERS
     I,                                         , understand and agree that as a member of the Management Committee of Piper Jaffray & Co. I am required by Piper Jaffray & Co. to provide 60 calendar days’ written notice of my intent to resign from my employment. I further understand that during this 60-calendar-day period I will continue to be an employee of Piper Jaffray & Co. and may be required to continue to perform certain job responsibilities and/or transition my job responsibilities. During this notice period I will continue to receive my base salary and participate in all benefit plans corresponding to an employee at my level. Piper Jaffray & Co. may require that I do not come to work during the notice period. In no event, however, may I perform any services for any other employer during the notice period.

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